UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2013
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On May 23, 2013, officials in the State of Alaska denied our Unit application with respect to our Otter prospect.  The company has authorized MZ North America, its principal investor relations contact, to share with interested investors the information below with respect to Otter, and the impact of this denial of our application.
CIE has not lost any of its land position as a result of the denial of the Otter Unit application. The lease where the Otter #1 Well is located is currently held by a suspension of operations approved by the state of Alaska. The lease to the east of the Otter #1 Well is still in its primary term until October, and may be extended for up to another 3 years. The other leases in the prospect are held in their primary terms until 2018.
The Otter prospect, located on the west side of Cook Inlet approximately 9 miles north of the prolific Beluga River gas field, is comprised of 4 leases totaling 13,324 acres. These leases cover a structure identified by 2D seismic data and partially penetrated by the Otter #1 Well, which discovered the presence of reservoir quality sands and strong gas shows. The Otter #1 Well penetrated the very top of the prospective Beluga gas sands prior to equipment problems preventing the well from being drilled through the Beluga to its total planned depth.
We have plans to reenter and deepen the Otter #1 well this summer.  This will continue to hold the lease while drilling and testing operations are ongoing and for 90 days thereafter. The company believes the Otter #1 Well still has good potential to prove the existence of a commercial hydrocarbon reservoir. The company is disappointed in the Alaska Department of Natural Resources' decision to initially deny the Otter Unit, but views this denial as a minor setback to the overall exploration of the area. The State's decision will change our preferred timeframe for exploration of this prospect, but will not prevent us from ultimately proving up the Otter prospect.
The company has the right to appeal the denial of the Otter Unit application, but has not yet determined if it will do so.
Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On May 23, 2013, the Alaska Department of Natural Resources denied our Unit Application with respect to our Otter Prospect. The company has the right to appeal the denial of the Otter Unit application, but has not yet determined if it will do so.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2013	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer